      As filed with the Securities and Exchange Commission on June 28, 2002
                                                   Registration No. 333--_______
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                           MERCANTILE BANK CORPORATION

             (Exact name of registrant as specified in its charter)


            Michigan                                     38-3360865
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
of incorporation or organization)

              5650 Byron Center Avenue SW, Wyoming, Michigan, 49509
               (Address of Principal Executive Offices) (Zip Code)

                  MERCANTILE BANK OF WEST MICHIGAN 401(k) PLAN
                            (Full title of the plan)

                        GERALD R. JOHNSON, JR., CHAIRMAN
                           Mercantile Bank Corporation
                           5650 Byron Center Avenue SW
                             Wyoming, Michigan 49509
                     (Name and Address of Agent for service)
               Telephone number, including area code, of agent for service:
                                  (616) 406-3000

                          COPIES OF COMMUNICATIONS TO:
                               JEROME M. SCHWARTZ
                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226

                  Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

-------------------------------- ---------------------- ------------------------- ------------------------ -----------------

                                                            Proposed Maximum             Proposed
      Title of Securities            Amount to be           Offering Price Per       Maximum Aggregate        Amount of
       to be Registered*              Registered                Share**              Offering Price**      Registration Fee

-------------------------------- ---------------------- ------------------------- ------------------------ -----------------
         Common Stock                60,000 Shares               $20.27                 $1,216,200               $112

-------------------------------- ---------------------- ------------------------- ------------------------ -----------------

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

**Based upon the last sale price reported on the Nasdaq National Market on June 26, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Mercantile Bank Corporation ("Mercantile") and the Mercantile Bank of West Michigan 401(k) Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. Mercantile's Annual Report on Form 10-K for the year ended December 31, 2001.

         2. The Plan's Annual Report on Form 11-K for the year ended December 31, 2001.

         3. Mercantile's Quarterly Report on Form 10-Q for the period ending March 31, 2002.

         4. The description of Mercantile's common stock in Item 1 of Mercantile's Form 8-A registration statement dated July 9, 1999, filed with the Commission under the Exchange Act on July 15, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Indemnification

         Mercantile's Articles of Incorporation provide that Mercantile shall indemnify its present and past directors, officers, and such other persons as the Board of Directors may authorize to the full extent permitted by law.

         Mercantile's Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of Mercantile. The Bylaws provide that Mercantile shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mercantile) by reason of the fact that he or she is or was a director or officer of Mercantile or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Federal Deposit Insurance Corporation regulations impose limitations on indemnification payments which could restrict, in certain circumstances, payments by Mercantile or the Bank to their respective directors or officers otherwise permitted under the Michigan Business Corporation Act ("MBCA") or the Michigan Banking Code, respectively.

         With respect to derivative actions, the Bylaws provide that Mercantile shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Mercantile to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Mercantile, or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders. No indemnification is provided in the Bylaws in respect of any claim, issue or matter in which such person has been found liable to Mercantile except to the extent that a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mercantile pursuant to the provisions discussed above or otherwise, Mercantile has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         Mercantile has purchased directors' and officers' liability insurance for directors and officers of Mercantile.

     Limitation of Director Liability

     The MBCA permits corporations to limit the personal liability of their directors in certain circumstances. Mercantile's Articles of Incorporation provide that the director of Mercantile shall not be personally liable to Mercantile or its shareholders for monetary damages for breach of the director's fiduciary duty. However, they do not eliminate or limit the liability of a director for any breach of a duty, act or omission for which the elimination or limitation of liability is not permitted by the MBCA, currently including, without limitation, the following: (1) breach of the director's duty of loyalty to Mercantile or its shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) illegal loans, distributions of dividends or assets, or stock purchases as described in Section 551(1) of the MBCA; and (4) transactions from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.  EXHIBITS

     The following exhibits are filed herewith:

          Exhibit
          Number                 Exhibit
          ------                 -------

             4          Article III of the Articles of Incorporation of the Company is
                        incorporated by reference to Exhibit 3.1 of the Company's
                        Registration Statement on Form SB-2 (Commission File No. 333-33081)
                        that became effective on October 23, 1997

             5          Copy of the Internal Revenue Service determination letter that the
                        Plan is qualified under section 401 of the Internal Revenue Code

            23          Consent of Crowe, Chizek and Company LLP


ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming and the State of Michigan on June 27, 2002.

                                MERCANTILE BANK CORPORATION

                                By /s/  Gerald R. Johnson, Jr.
                                   ----------------------------------------
                                   Gerald R. Johnson, Jr., Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2002.



/s/   Betty S. Burton
---------------------                                        ----------------------------
Betty S. Burton, Director                                    Susan K. Jones, Director

/s/   David M. Cassard                                       /s/   Lawrence W. Larsen
-----------------------------                                ------------------------
David M. Cassard, Director                                   Lawrence W. Larsen, Director

/s/   Edward J. Clark                                        /s/   Calvin D. Murdock
-----------------------                                      -----------------------
Edward J. Clark, Director                                    Calvin D. Murdock, Director

/s/   Peter A. Cordes                                        /s/   Michael H. Price
---------------------                                        ----------------------
Peter A. Cordes, Director                                    Michael H. Price, President and Chief
                                                             Operating Officer, and Director

/s/   C. John Gill                                           /s/   Dale J. Visser
------------------                                           --------------------
C. John Gill, Director                                       Dale J. Visser, Director

/s/   Doyle A. Hayes                                         /s/   Donald Williams
--------------------                                         ---------------------
Doyle A. Hayes, Director                                     Donald Williams, Sr., Director

                                                             /s/   Robert M. Wynalda
----------------------------                                 -----------------------
David M. Hecht, Director                                     Robert M. Wynalda, Director

/s/   Gerald R. Johnson, Jr.                                 /s/   Charles E. Christmas
----------------------------                                 --------------------------
Gerald R. Johnson, Jr., Chairman of the                      Charles E. Christmas, Senior Vice President
Board and Chief Executive Officer                            and Chief Financial Officer (principal financial
(principal executive officer)                                and accounting officer)


                                    SIGNATURE



         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming, State of Michigan on this 27th day of June, 2002.

                                            MERCANTILE BANK OF
                                            WEST MICHIGAN 401(k) PLAN

                                            By  /s/   Gerald R. Johnson, Jr.
                                                ----------------------------
                                                Gerald R. Johnson, Jr., Trustee

                                  EXHIBIT INDEX



Exhibit

Number                                      Exhibit
------                                      -------


   4                                        Article III of the Articles of Incorporation of the Company is
                                            incorporated by reference to Exhibit 3.1 of the Company's
                                            Registration Statement on Form SB-2 (Commission File No. 333-33081)
                                            that became effective on October 23, 1997

   5                                        Copy of the Internal Revenue Service determination letter
                                            that the Plan is qualified under Section 401 of the Internal Revenue
                                            Code

   23                                       Consent of Crowe, Chizek and Company LLP

